Exhibit 23.3

                              BRIAN SIMMONS P.ENG.
                             RODELL ENTERPRISES LTD.
                            Box 151, 1235 Barnes Road
                         Crofton, B.C., Canada, V0R 1R0
                             Phone/Fax 250.246.2520
                       briansimmons@blackgraphitemining.ca


U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C.
20549

CONSENT

I, Brian Simmons P.Eng., am the author of a Report entitled MAPLE MOUNTAIN PROJECT, Victoria Mining Division, British Columbia, Canada, dated May 3, 2006, prepared for Maple Mountain Explorations Inc.

This is to confirm that I consent to the filing of the Maple Mountain Project Report with the US Securities and Exchange Commission, namely a SB-2 registration statement.

I also consent to Maple Mountain Explorations Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Crofton, B.C., Canada, this 3rd day of May, 2006


/s/ Brian Simmons P.Eng.
----------------------------
Consulting Mining Engineer